Exhibit 99.1

Biostar Pharmaceuticals, Inc. to Launch Xin Aoxing Oleanolic Acid Capsules in Beijing and Shanghai

Management anticipates $9 million in 2010 revenues from this initiative

XIANYANG, China, December 29, 2009 (Xinhua-PRNewswire-FirstCall) – Biostar Pharmaceuticals, Inc. (OTC Bulletin Board: BSPM – News) (“Biostar” or “the Company”), a Xianyang-based developer, manufacturer and supplier of pharmaceutical products and medical nutrients addressing a variety of diseases and conditions, today announced it has completed preparation to launch its flagship Xin Aoxing Oleanolic Acid (“Xin Aoxing”) Capsules for the treatment of Hepatitis B in Beijing and Shanghai in early January 2010.

Management anticipates approximately $9 million in incremental revenues during 2010 from these two new markets with average gross margins of approximately 72%. Biostar launched its marketing and operational initiatives for selling Xin Aoxing Capsules in these markets during December, including staff recruitment, establishing sales offices, engaging distributors and deploying advertisement. The Company launched Xin Aoxing Capsules in the Tianjin market in November 2009, which has already generated $0.5 million in revenues during its first month.  Beijing, Shanghai, and Tianjin are three of the largest markets in China with a total population estimated at 50 million, and Biostar will leverage both distributors and direct sales in these three markets.

 “We are very pleased with the progress we have made to expand our Xin Aoxing Capsules into Beijing and Shanghai. Our focus on the Tianjin, Beijing and Shanghai markets is part of a strategy to develop high-population territories along with continued expansion of our rural networks,” said Mr. Wang Ronghua, Chairman and CEO of Biostar Pharmaceuticals, Inc.  “2009 was a key turning point for our Company as we completed several key growth initiatives and built a foundation for 2010. The success of our marketing strategy for our Xin Aoxing Capsules helped us achieve significant growth in first three quarters of 2009.  Our focus on expanding product sales to the rural area has also enabled us to gain incremental market share, which we believe will contribute meaningfully to future growth.”

As of December 11, 2009, Biostar also reported a total of 5,010 sales outlets in its New Rural Cooperative Medical Drug Supply Network, exceeding its target to cover 5,000 sales outlets by the end of 2009.

About Biostar Pharmaceuticals, Inc.

Biostar Pharmaceuticals, Inc., through its wholly-owned subsidiary in China, develops, manufactures and markets pharmaceutical and medical nutrient products for a variety of diseases and conditions. The Company's most popular product is its Xin Aoxing Oleanolic Acid Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to its hepatitis product, Biostar manufactures two broad-based OTC products, two prescription-based pharmaceuticals and thirteen nutrients. The Company has adopted international standards and is in the process of applying for two patents.

Safe Harbor

Certain statements in this release concerning our future growth prospects are forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding the success of our investments, risks and uncertainties regarding fluctuations in earnings, our ability to sustain our previous levels of profitability including on account of our ability to manage growth, intense competition, wage increases in China, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, our ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China. Additional risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings including our S-1 dated June 27, 2008, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, our 10-K for the year ended December 31, 2008, and other recent filings. These filings are available at www.sec.gov. We may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

    For further information, contact:

     Ms. Elaine Zhao, CFO
     Tel: +1-626-456-2789
     Email: elaine@biostarpharmaceuticals.com

     John Mattio
     HC International, Inc.
     Tel: US +1-914-669-5340
     Email: john.mattio@hcinternational.net
     Web: http://www.hcinternational.net

Source: Biostar Pharmaceuticals, Inc.